Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-34938) and Post Effective Amendment No. 1 thereto, pertaining to the OMNOVA Solutions Retirement Savings Plan of our report dated June 22, 2007, with respect to the statement of net assets available for benefits as of December 31, 2006 of the OMNOVA Solutions Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young, LLP Akron, Ohio
June 30, 2008